Exhibit 16.1
February 11, 2009
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on February 9, 2009, to be filed by our former client, Access Plans USA, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.
Very truly yours,
Hein & Associates LLP

14755 Preston Road, Suite 320
Dallas, Texas 75254
Phone: 972-458-2296
Fax: 972-788-4943
www.heincpa.com